UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2010

IMAGE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On August 23, 2010, Image Entertainment, Inc. (or the Company) signed a Distribution Services and License Agreement with Sony Pictures Home Entertainment Inc. (or SPHE), to act as exclusive manufacturer to meet the Company’s DVD requirements, including Blu-ray Disc high-definition format, and to provide related distribution and other logistics services in exchange for certain fees. The Company received an interest-free $2.5 million advance against future replication from SPHE and an $750,000 non-recoupable advance. All outstanding amounts under the advance are subordinated to all obligations outstanding to Wells Fargo Capital Finance (or Wells Fargo) under the Company’s Loan and Security Agreement, as amended. Until the advance is repaid, SPHE will have a security interest in all the Company’s assets in second position behind Wells Fargo. Within the first year of the SPHE agreement, the un-recouped portion of both the recoupable and unrecoupable advances are fully refundable to SPHE upon termination under the terms and conditions of the SPHE agreement.  After the first year, only the unrecouped portion of the recoupable advance is refundable.

Unless otherwise required by law, the Company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated:	August 31, 2010	By:	/s/ Michael B. Bayer
Michael B. Bayer
Corporate Secretary